Independent Auditors' Consent

We consent to the incorporation by reference in this Post-Effective Amendment No. 17 to Registration Statement No. 33-39242 of American Century World Mutual Funds, Inc. on Form N-1A of our report dated January 12, 2000, appearing in the Annual Report of the four funds comprising American Century World Mutual Funds, Inc. for the year ended November 30, 1999, and to the reference to us under the caption "Financial Highlights" in the Prospectuses, which are part of such Registration Statement.


Kansas City, Missouri
March 27, 2000